HANSEN, BARNETT & MAXWELL
 A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS            Registered with the Public Company
            AND                            Accounting Oversight Board
    BUSINESS CONSULTANTS
  5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128           an independent member of
    Phone: (801) 532-2200               Baker Tilly International
     Fax: (801) 532-7944
       www.hbmcpas.com






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Cirtran Corporation


We consent to the use of our report dated March 11, 2004, in the Registration Statement of CirTran Corporation on Form SB-2, relating to the registration of 250,000,000 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this Registration Statement.

                                            /s/ Hansen, Barnett & Maxwell

                                            HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
July 16, 2004